                                                                     EXHIBIT 4.8

           VOID (UNLESS EXTENDED) AFTER 5:00 P.M. NEW YORK CITY TIME
                          ON OCTOBER          , 2002

                       ADVANTAGE MARKETING SYSTEMS, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA

                   REDEEMABLE COMMON STOCK PURCHASE WARRANTS


                                                        WARRANTS
                                                        --------
                                                        --------

                                                          CUSIP

                                                     SEE REVERSE FOR
                                                   CERTAIN DEFINITIONS

THIS CERTIFIES THAT FOR VALUE RECEIVED



----------------------------------------

or registered assigns, is the registered holder of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Advantage Marketing Systems, Inc., a corporation incorporated under the laws of the State of Oklahoma (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter referred to, one fully paid and nonassessable share of Common Stock, $.0001 par value, of the Company (the "Common Stock") upon presentation and surrender of this Warrant Certificate with the instructions for the registration and delivery of Common Stock filled in, at any time prior to 5:00 p.m. New York City time ("close of business"), on October , 2002, at the stock transfer office in Glendale, California, of U.S. Stock Transfer Corp., Warrant Agent of the Company ("Warrant Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of $ per share (the "Purchase Price"), subject to adjustment to a purchase price equal to 120 percent of the average daily closing price of the Common Stock for the 20 trading days following October , 1997, and any applicable taxes paid either in cash, or by check, payable in lawful money of the United States of America to the order of the Company. Each Warrant entitles the holder initially to purchase one share of Common Stock at the Purchase Price. The number and kind of securities or other property for which the Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalization and the like. Upon not less than 30 days' notice (the "Notice Period"), the Company may at its option redeem all unexercised Warrants for $0.25 per Warrant at any time after (i) the closing sale price of the Common Stock has exceeded 200 percent of the Purchase Price during any period of at least 20 trading days, (ii) the Company has an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the Common Stock or other securities underlying the Warrants, and (iii) expiration of the Notice Period before the Expiration Date. In the event the Company exercises its right to redeem the Warrants, the Warrants will be exercisable until close of business on the business day immediately preceding the date fixed for redemption in such notice. All Warrants not theretofore
exercised or redeemed will expire on October   , 2002.

     This Warrant Certificate is subject to all of the terms, provisions and
conditions of the Warrant Agreement, dated as of                 , 1997 (the
"Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof, and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of this Warrant Certificates. Copies of the Warrant Agreement are
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available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Warrant Agent at its stock transfer office at 1745 Gardena Avenue, Suite 200, Glendale, California 91204-2991.

     The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of the Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

     In certain cases, the sale of securities by the Company upon exercise of the Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to maintain the effectiveness of a registration statement during the term of the Warrants with respect to such sales under the Securities Act, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

     This Warrant Certificate upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

     No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting shareholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock or other securities purchasable upon the exercise hereof shall have become deliverable as provided in the Warrant Agreement.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books of the Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate, are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

     Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and every other holder of a Warrant Certificate that (i) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and (ii) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.
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     This Warrant Certificate shall not be valid or obligatory for any purposes until it shall have been countersigned by the Warrant Agent.


Dated:


ADVANTAGE MARKETING SYSTEMS, INC.

/s/ John W. Hail
Chairman and Chief Executive Officer

/s/ Roger P. Baresel
Secretary



Countersigned:
                                           U.S. STOCK TRANSFER CORP.
                                           1745 Gardena Avenue, Suite 200
                                           Glendale, California 91024-2991


                                           By:
                                           Warrant Agent Authorized Signature
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                                 SUBSCRIPTION
  (TO BE EXECUTED BY THE WARRANT HOLDER IF HE DESIRES TO EXERCISE THE WARRANT
                             IN WHOLE OR IN PART)

To: ADVANTAGE MARKETING SYSTEMS, INC.
     The undersigned  (______________________________________________________)
          Please insert Social Security or other number of Subscriber hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______________ shares of Common Stock provided for therein and tenders payment herewith to the order of ADVANTAGE MARKETING SYSTEMS, INC. in the amount of $________________. The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name: _______________________________________________________________________
Address:_____________________________________________________________________
Deliver to:__________________________________________________________________
Address:_____________________________________________________________________

and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant Certificate for the balance remaining of shares of Common Stock purchasable under the within Warrant Certificate be registered in the name of, and delivered to the undersigned at the address stated below:

Address:_____________________________________________________________________

Dated:__________________________, _______    Signature


                                             ________________________________
                                               (Signature must conform in all
                                               respects to the name of Warrant
                                               Holder as specified in the case
                                               of this Warrant Certificate in
                                               every particular, without
                                               alteration or any change
                                               whatever.)


                                  ASSIGNMENT
                      (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

Warrants evidenced by the within Warrant Certificate, and appoints ____________________________________________________________________ Attorney
to transfer said Warrant Certificate and Warrants on the books of Advantage Marketing Systems, Inc. with the full power of substitution in the premises.

Dated:_____________________________, ________

In the presence of:


_____________________________________________

Signature Guaranteed:
                                              _______________________________
                                              (Signature must conform in all
                                              respects to the name of Warrant
                                              Holder as specified on the face of
                                              this Warrant Certificate in every
                                              particular, without
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                                              alteration or any change
                                              whatsoever, and the signature must
                                              be guaranteed in the usual
                                              manner.)